                                                                    EXHIBIT 1.1




                         MARTIN MIDSTREAM PARTNERS L.P.

                            2,900,000 COMMON UNITS*

                     REPRESENTING LIMITED PARTNER INTERESTS



                             UNDERWRITING AGREEMENT



                                                         St. Petersburg, Florida
                                                                October 31, 2002





Raymond James & Associates, Inc.
A. G. Edwards & Sons, Inc.
RBC Dain Rauscher Inc.
As Representatives of the Several Underwriters
         listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

         Martin Midstream Partners L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 2,900,000 common units, each representing a limited partner interest in the Partnership (the "Common Units"). The aggregate of 2,900,000 Common Units to be purchased from the Partnership are called the "Firm Units." In addition, the Partnership has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 435,000 Common Units (the "Additional Units") to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are collectively referred to in this Agreement as the "Units." Raymond James & Associates, Inc., A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the "Representatives."


----------

* Plus an additional 435,000 units subject to the Underwriters' over-allotment option.

         (a) It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate, through Martin Operating Partnership L.P., a Delaware limited partnership (the "Operating Partnership"), certain of the assets and operations of the marine transportation, terminalling, LPG distribution and fertilizer business (the "MRMC Business") held by various subsidiaries of Martin Resource Management Corporation, a Texas corporation ("MRMC"), and, thereafter, to manage such assets and operations as more particularly described in the Prospectus (as defined herein). On the Closing Date (as hereinafter defined), the Operating Partnership will have entered into a Credit Agreement (the "MLP Credit Agreement") with RBC Capital Markets, Royal Bank of Canada and the lenders named therein (the "MLP Lenders") providing for borrowings of up to $60.0 million. On the Closing Date, MRMC will have entered into a Second Amended and Restated Credit Agreement (the "MRMC Credit Agreement") with JP MorganChase and the lenders named therein (the "MRMC Lenders"). For the purposes of this Agreement, the term "Permitted Liens" shall mean liens, encumbrances and/or security interests (i) granted by any of the Martin Parties (excluding the Partnership Entities) to the MRMC Lenders in relation to the MRMC Credit Agreement, (ii) granted by any Partnership Entity to the MLP Lenders in relation to the MLP Credit Agreement or (iii) granted by any of the Martin Parties pursuant to all of their existing secured debt.

         (b) It is further understood and agreed by all parties hereto that prior to the date hereof:

         (i) Martin Gas Sales, Inc., a Texas corporation ("MGSI"), converted under Texas law into Martin Gas Sales LLC, a Texas limited liability company ("MGS");

         (ii) Martin Fuel Service, Inc., an Alabama corporation ("MFSI"), converted under Alabama law into Midstream Fuel Service LLC, an Alabama limited liability company ("Midstream"); and

         (iii) Martin Gas Marine, Inc., a Texas corporation ("MGMI"), converted under Texas law into Martin Gas Marine LLC, a Texas limited liability company ("Marine").

         (c) It is further understood and agreed by all parties that as of the date hereof:

         (i) Martin Resource LLC, a Delaware limited liability company ("Martin LLC"), is a wholly-owned direct subsidiary of MRMC;

         (ii) Martin Midstream GP LLC, a Delaware limited liability company (the "General Partner"), is a wholly-owned direct subsidiary of Martin LLC;

         (iii) the General Partner is the sole general partner of the Partnership, having a 2% general partner interest in the Partnership;

         (iv) Martin LLC is the sole limited partner of the Partnership, having a 98% limited partner interest in the Partnership;

         (v) Martin Operating GP LLC, a Delaware limited liability company ("Operating GP"), is a wholly-owned direct subsidiary of Martin LLC;



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

         (vi) Operating GP is the sole general partner of the Operating Partnership, having a 0.1% general partner interest in the Operating Partnership;

         (vii) Martin LLC is the sole limited partner of the Operating Partnership, having a 99.9% limited partner interest in the Operating Partnership;

         (viii) each of Martin Resources, Inc., a Texas corporation ("Resources"), Martin Transport, Inc., a Texas corporation ("MTI"), MGS, Midstream and Marine is a wholly-owned direct subsidiary of MRMC;

         (ix) Martin L.P. Gas, Inc., a Texas corporation ("MLP Gas"), is a wholly-owned indirect subsidiary of MRMC and a wholly-owned direct subsidiary of MGS;

         (x) CF Martin Sulphur Holding Corporation, a Nevada corporation ("CFMSHC"), is a wholly-owned indirect subsidiary of MRMC and its direct shareholders (and ownership percentages) are MGMI (50.06%), MGSI (49.21%) and MTI (0.73%);

         (xi) MRMC indirectly owns 50% of the membership interests of CF Martin Sulphur L.L.C., a Delaware limited liability company ("CFMSLLC"), and the direct members of CFMSLLC (and their ownership percentages) are Marine (25.05%), MTI (.35%) and MGSI (24.6%);

         (xii) CF Industries Inc., a Delaware corporation ("CFI"), directly owns 50% of the membership interests of CFMSLLC;

         (xiii) CFMSLLC is the sole general partner of CF Martin Sulphur, L.P., a Delaware limited partnership ("CFMSLP"), having a 1% general partner interest in CFMSLP; and

         (xiv) each of CFMSHC and CFI hold a 49.5% limited partner interest in CFMSLP.

         (d) Prior to or concurrently with the Closing (as defined herein), the following transactions will occur:

         (i) MRMC will contribute to Martin LLC, as a capital contribution, (i) all of the outstanding membership interest in Marine and (ii) all of the outstanding common stock of Resources;

         (ii) Martin LLC will contribute to the Operating Partnership, in exchange for a limited partner interest in the Operating Partnership, (i) all of the outstanding membership interest in Marine LLC and (ii) all of the outstanding common stock of Resources;

         (iii) MGS will contribute to the Operating Partnership all of the outstanding capital stock of Martin L.P. Gas, Inc., a Texas corporation ("MLP Gas") and a wholly-owned subsidiary of MGS, in exchange for a limited partner interest in the Operating Partnership;

         (iv) Resources will merge with and into the Operating Partnership with the Operating Partnership being the surviving entity;



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

         (v) MLP Gas will merge with and into the Operating Partnership with the Operating Partnership being the surviving entity;

         (vi) MGS will contribute to the Operating Partnership the LPG Assets (as defined in the Contribution, Conveyance and Assumption Agreement, dated as of the date hereof, among MRMC, the General Partner, the Partnership, Operating GP, the Operating Partnership, Marine, Resources, MLP Gas, MGS, Martin LLC, CFMSHC and Midstream (the "Contribution Agreement") in exchange for a limited partner interest in the Operating Partnership;

         (vii) Midstream will contribute the Tenn-Tom Towing Assets (as defined in the Contribution Agreement) to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership;

         (viii) Marine will distribute to the Operating Partnership (i) its 25.05% membership interest in CFMSLLC and (ii) the Marine Retained Assets (as defined in the Contribution Agreement);

         (ix) Operating Partnership will distribute to Martin LLC the Retained Assets (as defined in the Contribution Agreement);

         (x) MTI will sell 7.3 shares of common stock of CFMSHC owned by MTI to MGS in exchange for 40 shares of common stock of MRMC;

         (xi) CFMSHC will liquidate and dissolve and in such liquidation and dissolution distribute its assets, including its 49.5% interest in CFMSLP, on a pro-rata basis to its shareholders Marine and MGS, and MGS will immediately contribute its distributed interest to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership;

         (xii) MGS will contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for subordinated units of the Partnership ("Subordinated Units");

         (xiii) Midstream will contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for Subordinated Units;

         (xiv) Martin LLC will contribute a portion of its limited partner interest in the Operating Partnership to the General Partner as a capital contribution;

         (xv) Martin LLC will contribute (i) its remaining limited partner interest in the Operating Partnership and (ii) all of its membership interest in the Operating GP to the Partnership in exchange for Subordinated Units;

         (xvi) the General Partner will contribute the limited partner interest in the Operating Partnership that it received from Martin LLC to the Partnership in exchange for (i) a continuation of its 2% general partner interest in the Partnership and (ii) the issuance of incentive distribution rights ("Incentive Distribution Rights") under the partnership agreement of the Partnership (the "Partnership Agreement");





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

         (xvii) CFMSHC, CFI and CFMSLLC will enter into an amendment to the Agreement of Limited Partnership of CFMSLP (the "CFMSLP Amendment");

         (xviii) the Operating Partnership will borrow $37,200,000 under the MLP Credit Agreement;

         (xix) the limited partner interest in the Partnership owned by Martin LLC will be redeemed for $980; and

         (xx) the public offering of the Firm Units contemplated hereby will be consummated.

         Promptly after the Closing, Marine will merge with and into the Operating Partnership with the Operating Partnership being the surviving entity. The transactions described in the immediately preceding paragraph (d) are referred to as the "Transactions." In connection with the Transactions, the parties to the Transactions entered into various bills of sale, deeds, leases, assignments, conveyances, contribution agreements and related documents (collectively, the "Conveyances"). The mergers described in clauses (iv) and (v) of paragraph (d) above are referred to herein as the "Mergers." In connection with the consummation of the Mergers, the parties to these Transactions entered into, as applicable, merger agreements and certificates and articles of merger (the "Merger Documents"). The conversions described in clauses (i) through (iii) of paragraph (b) above are referred to herein as the "Conversions." In connection with the consummation of the Conversions, the parties to those Transactions entered into, as applicable, conversion agreements and certificates and articles of conversion (the "Conversion Documents"). The Conveyances, Merger Documents and Conversion Documents are collectively referred to herein as the "Transaction Documents."

         The General Partner, the Partnership, Operating GP and the Operating Partnership collectively constitute the "Partnership Entities." MRMC, Martin LLC, Marine, MGS, MLP Gas, CFMSHC and the Partnership Entities (collectively, the "Martin Parties") wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Partnership.

         1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-91706), including a prospectus subject to completion, relating to the Units. Such registration statement, as amended, including the financial statements, exhibits and appendices thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Partnership elects, with the consent of the Representatives, to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Partnership in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Partnership files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-1 (File No. 333-91706) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Rule 434 Prospectus, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         2. Agreements to Sell and Purchase. The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Martin Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $17.67 per Unit (the "purchase price per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

         The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Martin Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Partnership, up to 435,000 Additional Units at the same purchase price per Unit as paid for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Units. The option to purchase Additional Units may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

         3. Terms of Public Offering. The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

         Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor (the "Closing") shall be made at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas at 8:30 a.m., Dallas, Texas time, on November 6, or such other place, time and date not later than 1:30 p.m., Dallas, Texas time, on November 6, as the Representatives shall designate by notice to the Partnership (the time and date of such closing are called the "Closing Date"). The place of the Closing and the Closing Date may be varied by agreement between you and the Partnership. The Partnership hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Partnership or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

         Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters (the "Additional Closing") shall be made at the offices of Baker Botts L.L.P, 2001 Ross Avenue, Dallas, Texas, at 10:00 a.m., Dallas, Texas time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to; the Closing Date and the Additional Closing Date are sometimes each referred to herein as a "Closing Date") as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Partnership, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Units are to be registered. The place of the Additional Closing and the Additional Closing Date may be varied by agreement between you and the Partnership.

         Certificates for the Firm Units and for any Additional Units to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Dallas, Texas time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in Dallas, Texas for inspection and packaging not later than 9:30 a.m., Dallas, Texas time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Units and any Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Partnership. Payment for the Units sold by the Partnership hereunder shall be delivered by the Representatives to the Partnership.

         It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the

Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         5. Covenants and Agreements of the Martin Parties. Each of the Martin Parties, jointly and severally, covenants and agrees with the several Underwriters as follows:

               (a) Preparation of Registration Statement and Prospectus. The Martin Parties will use their best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act,
(iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any event that comes to the attention of any of the Martin Parties or Partnership Entities that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Martin Parties will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Partnership elects, with the consent of the Representatives, to rely on Rule 434 under the Act, the Martin Parties will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the first business day immediately following the date hereof. If the Partnership elects not to rely on Rule 434 under the Act, the Martin Parties will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

               (b) Signed Copies of Registration Statements. The Martin Parties will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

               (c) Amendments to Registration Statement. The Martin Parties will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

               (d) Copies of the Preliminary Prospectus. Prior to the execution and delivery of this Agreement, the Martin Parties have delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(e) hereof, the Partnership consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Martin Parties.

               (e) Copies of the Prospectus. As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the "Prospectus Delivery Period"), the Partnership will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under
Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Martin Parties or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Martin Parties will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use their best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

               (f) Blue Sky Qualification. The Martin Parties will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall any Partnership Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Martin Parties shall so advise you promptly in writing. The Partnership Entities will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as required to complete the distribution of the Units.

               (g) Reports to Security Holders. The Martin Parties will make generally available to security holders of the Partnership a consolidated earnings statement of the Partnership (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

               (h) Copies of Reports. During the period ending two years from the date hereof, the Martin Parties will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as practical, copies of all materials furnished by the Partnership to its security holders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or the Nasdaq Stock Market ("NASDAQ") or any national securities exchange.

               (i) Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Martin Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Martin Parties agree to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith; provided that such reimbursement amount shall not exceed $350,000.

               (j) Application of Proceeds. The Martin Parties will cause the Partnership to apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

               (k) Rule 430A. If Rule 430A under the Act is employed, the Martin Parties will cause the Partnership to timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

               (l) Lock-up Period. For a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, the Martin Parties will cause the Partnership not to, directly or indirectly, (i) issue, sell, offer or contract to sell or otherwise dispose of or transfer any Common Units or securities convertible into or exchangeable or exercisable for Common Units (collectively, "Partnership Units") or any rights to purchase Partnership Units, or file any registration statement under the Act with respect to any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Partnership Units whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of the Representatives on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to (A) the sale of Common Units to the Underwriters pursuant to this Agreement, (B) the issuance of Common Units by the Partnership to employee benefit plans, qualified unit option plans or other employee compensation plans and issuances of Common Units upon the exercise of options under such plans and (C) the issuance of Common Units in connection with accretive acquisitions made by the Partnership provided that the recipients of those Common Units agree to be bound by the restrictions in this paragraph (l).

               (m) Copies of Financial Statements. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Martin Parties will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

               (n) Undertakings. The Martin Parties will cause the Partnership to comply with all provisions of any undertakings contained in the Registration Statement.

               (o) Stabilization or Manipulation. The Martin Parties will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of Common Units to facilitate the sale or resale of any of the Units.

               (p) NASDAQ Requirements. The Martin Parties will cause the Partnership to timely file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are traded on NASDAQ. The Martin Parties will use their best efforts to complete the inclusion of the Units on NASDAQ, subject only to official notice of issuance, prior to the Closing Date.

               (q) Transfer Agent and Registrar. The Martin Parties will cause the Partnership to engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange or automated quotation system on which the Common Units are listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.

               (r) Consents. The Martin Parties will accomplish or obtain as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Partnership to the properties and assets owned by it as a result of the Transactions.

               (s) Directed Unit Program. It is understood that up to 150,000 of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Martin Parties ("Directed Unit Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Unit Program"). Under no circumstances will any Underwriter be liable to the Martin Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

               (t) NASD Requirements. The Martin Parties will cause each annual report distributed to the security holders of the Partnership to comply with NASD Rule 2810(b)(5).

         6. Representations and Warranties of the Martin Parties. Each of the Martin Parties, jointly and severally, hereby represents and warrants to each Underwriter that:

               (a) Preliminary Prospectus. Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied as to form when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Preliminary Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

               (b) No Material Misstatements or Omissions. The Partnership has prepared each of the Registration Statement, any Rule 462 Registration Statement and will prepare any post-effective amendment thereto, and the Prospectus and any amendments or supplements thereto. The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply as to form in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

               (c) Conformity of EDGAR Filings. To the best knowledge of the Martin Parties, each Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units.

               (d) Formation and Qualification of the Partnership and the Operating Partnership. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease and operate its properties to be owned or leased and operated by it at each Closing Date, to assume the liabilities being assumed by it pursuant to the Transaction Documents and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), in each case in all material respects. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business to be conducted by it at each Closing Date or the nature or location of the properties to be owned or leased by it at each Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Partnership Entities (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability.

               (e) Formation and Qualification of Martin LLC, the General Partner and Operating GP. Each of Martin LLC, the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own, lease and operate its properties to be owned or leased and operated by it at each Closing Date, to assume the liabilities being assumed by it pursuant to the Transaction Documents, to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and (i) with respect to the General Partner, to act as general partner of the Partnership, and (ii) with respect to Operating GP, to act as general partner of the Operating Partnership, in each case in all material respects. Each of Martin LLC, the General Partner and Operating GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business to be conducted by it at each Closing Date or the nature or location of the properties to be owned or leased by it at each Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

               (f) Formation and Qualification of CFMSLP. CFMSLP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease and operate its properties to be owned or leased and operated by it at each Closing Date and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), in each case in all material respects. CFMSLP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business to be conducted by it at each

Closing Date or the nature or location of the properties to be owned or leased by it at each Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the Operating Partnership, as a limited partner of CFMSLP, to any material liability or disability.

               (g) Ownership of General Partner Interest. On the Closing Date and the Additional Closing Date, as the case may be, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Partnership Agreement.

               (h) Ownership of the Sponsor Units and Incentive Distribution Rights. On the Closing Date and the Additional Closing Date, as the case may be, MGS will own 1,543,797 Subordinated Units, Midstream will own 620,644 Subordinated Units and Martin LLC will own 2,088,921 Subordinated Units (all such Subordinated Units being collectively referred to herein as the "Sponsor Units"); all of such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); the General Partner will own all of the Incentive Distribution Rights, and such Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Sponsor Units and the Incentive Distribution Rights will be owned free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws, any restrictions set forth in the Partnership Agreement and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the Partnership Entities.

               (i) Valid Issuance of Units. On the Closing Date and the Additional Closing Date, as the case may be, the Firm Units and the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding.

               (j) Ownership of Martin LLC. At each Closing Date, MRMC will own a 100% member interest in Martin LLC; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of Martin LLC (as the same may be amended and restated at or prior to each Closing Date, the "Martin LLC Agreement") and will be fully paid (to the extent required under the Martin LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MRMC will own such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens and applicable securities laws and any restrictions set forth in the Martin LLC Agreement.

               (k) Ownership of Operating GP. At each Closing Date, the Partnership will own a 100% member interest in Operating GP; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of Operating GP (as the same may be amended and restated at or prior to each Closing Date, the "Operating GP Agreement") and will be fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating GP Agreement.

               (l) Ownership of the Operating Partnership. At each Closing Date,

                  (i) Operating GP will be the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated at or prior to each Closing Date, the "Operating Partnership Agreement"); and Operating GP will own such general partner interest free and clear of all liens, encumbrances (except any restrictions on transferability as described in the Prospectus), security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement; and

                  (ii) the Partnership will be the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement.

               (m) Ownership of General Partner. At each Closing Date, Martin LLC will own 100% of the member interests in the General Partner; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to each Closing Date, the "General Partner LLC Agreement") and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Martin LLC will own such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for

Permitted Liens, applicable securities laws and any restrictions in the General Partner LLC Agreement.

               (n) Ownership of Limited Partner Interest in CFMSLP. At each Closing Date, the Operating Partnership will be a limited partner of CFMSLP with a 49.5% limited partner interest in CFMSLP; such limited partner interest has been duly authorized and validly issued in accordance with the partnership agreement, as amended, of CFMSLP and is fully paid (to the extent required under the partnership agreement, as amended, of CFMSLP) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Operating Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, other than transfer restrictions and buy/sell obligations contained in the organizational documents of CFMSLP or its general partner, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

               (o) No Other Subsidiaries. Upon the completion of the transactions summarized in the introductory paragraphs of this Agreement, at each Closing Date, other than (i) the Partnership's ownership of a 100% member interest in Operating GP and a 99.9% limited partner interest in the Operating Partnership, (ii) Operating GP's ownership of a 0.1% general partner interest in the Operating Partnership and (iii) the Operating Partnership's ownership of a 49.5% limited partner interest in CFMSLP, none of the Partnership, Operating GP, or the Operating Partnership will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Upon the completion of the transactions summarized in the introductory paragraphs of this Agreement, at each Closing Date, other than its ownership of its partnership interests in the Partnership, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

               (p) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity, other than as described in the Prospectus and the Partnership Agreement or as have been waived. Except as described in the Prospectus, there are not outstanding options or warrants to purchase any partnership or member interests in any Partnership Entity.

               (q) Authority. The Partnership has all necessary limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and
(ii) the Subordinated Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Martin Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Subordinated Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 6(t)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements has been, or prior to the Closing will be, validly taken.

               (r) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and provided further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

               (s) Conformity to Description of the Units, the Subordinated Units and the Incentive Distribution Rights. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

               (t) Enforceability of Other Agreements. At or before the Closing:

                  (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Martin LLC as the "Organizational Limited Partner," and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

                  (ii) the Martin LLC Agreement will be duly authorized, executed and delivered by MRMC and will be a valid and legally binding agreement of MRMC, enforceable against MRMC in accordance with its terms;

                  (iii) the Operating GP Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                  (iv) the Operating Partnership Agreement will be duly authorized, executed and delivered by Operating GP and the Partnership and will be a valid and legally binding agreement of Operating GP and the Partnership, enforceable against Operating GP and the Partnership in accordance with its terms;

                  (v) the General Partner LLC Agreement will be duly authorized, executed and delivered by Martin LLC and will be a valid and legally binding agreement of Martin LLC enforceable against Martin LLC in accordance with its terms;

                  (vi) each of the Transaction Documents will be duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with its terms;

                  (vii) the omnibus agreement (the "Omnibus Agreement") will be duly authorized, executed and delivered by each of MRMC, the General Partner, the Partnership and the Operating Partnership, and will be valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (viii) the motor carrier agreement (the "Motor Carrier Agreement") will be duly authorized, executed and delivered by each of the Partnership and MTI, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (ix) the product supply agreement (the "Product Supply Agreement") will be duly authorized, executed and delivered by each of the Partnership and MGS and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (x) the marine fuel agreement (the "Marine Fuel Agreement") will be duly authorized, executed and delivered by each of the Partnership and Midstream and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (xi) the product storage agreement (the "Product Storage Agreement") will be duly authorized, executed and delivered by each of the Partnership and Martin Underground Storage, Inc. and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (xii) the terminal services agreement (the "Terminal Services Agreement") will be duly authorized, executed and delivered by each of the Partnership and MGS and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (xiii) the contract for marine transportation (the "Marine Transportation Agreement") will be duly authorized, executed and delivered by each of the Partnership and MRMC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (xiv) the throughput agreement (the "Throughput Agreement") will be duly authorized, executed and delivered by each of the Partnership and MGS and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

                  (xv) the MLP Credit Agreement will be duly authorized, executed and delivered by the Partnership, the Operating Partnership and Operating GP and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 6(t), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity and contribution provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the Martin LLC Agreement, the Operating GP Agreement, the Operating Partnership Agreement, the General Partner LLC Agreement, the Transaction Documents, the Omnibus Agreement, the Motor Carrier Agreement, the Product Supply Agreement, the Marine Fuel Agreement, the Product Storage Agreement, the Terminal Services Agreement, the Marine Transportation Agreement, the Throughput Agreement and the MLP Credit Agreement are herein collectively referred to as the "Operative Agreements."

               (u) Sufficiency of Transferred Assets Under the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Operating Partnership all properties not already held by it that are, individually or in the aggregate, required to enable the Operating Partnership to conduct its operations in all material respects as contemplated by the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Transaction Documents, the Permitted Liens and those set forth in the Prospectus. The Operating Partnership, upon execution and delivery of the Transaction Documents and the filing of related articles of merger, certificates of merger and articles of conversion with the applicable governmental authorities, will succeed in all material respects to the business, assets, properties, liabilities and operations of the MRMC Business, except as disclosed in the Prospectus and the Transaction Documents.

               (v) Legal Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Martin Parties, threatened, against any of the Martin Parties or CFMSLP or to which any of the Martin Parties or CFMSLP any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Martin Parties, threatened, against or involving any of the Martin Parties or CFMSLP, or to which any of their properties are subject, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect.

               (w) Contracts. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Act.

               (x) No Default. None of the Martin Parties or CFMSLP is (i) in violation of (A) its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws, or other organizational documents, (B) any law, statute, ordinance, administrative or governmental rule or regulation applicable to it, the violation of which would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement or the Operative Agreements, or (C) any judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, the violation of which would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement or the Operative Agreements; or (ii) in breach or default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other document or instrument (each of (A) and (B), an "Existing Instrument") to which it is a party or by which any of its properties may be bound, which breach or default would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Martin Parties, no third party to any Existing Instrument is in default under any such Existing Instrument, which default would, if continued, have a Material Adverse Effect.

               (y) No Consents or Conflicts. None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement or the Operative Agreements by the Martin Parties that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) requires any consent, approval, authorization or other order of or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (a) such as may be required for the registration of the Units under the Act, the inclusion of the Units on the NASDAQ National Market, the registration of the Common Units under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice, (b) as contemplated by the Contribution Agreement, (c) as disclosed in the Registration Statement, (d) the consent required under the lease with the Tampa Port Authority filed as an exhibit to the Registration Statement, (e) any maritime consents, applications and/or filings made in connection with the transfer of vessels to the Partnership Entities, (f) filings with applicable secretaries of state to effect any conversions or mergers contemplated by the Contribution Agreement, and (g) lien filings and lien releases necessary in connection with the MLP Credit Agreement), (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Martin Parties or CFMSLP (assuming all required consents are received from CF Industries, Inc. in regard to the organizational documents of CFMSLP), (iii) conflicts with or will conflict with or constitute or will constitute a breach or violation of, or a default under, any Existing Instrument to which any of the Martin Parties or CFMSLP is a party or by which any of their respective properties may be bound (assuming all required consents and/or approvals are received from the lenders referenced in the "Use of

Proceeds" section of the Prospectus and in connection with the MRMC Credit Agreement and the Tampa Port Authority), (iv) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to any of the Martin Parties or any of their properties, or (v) results in or will result in the creation or imposition of any lien, encumbrance, security interest, equity, charge or claim upon any property or assets of any of the Martin Parties or CFMSLP (other than the Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities) pursuant to, or requires the consent of any other party to, any Existing Instrument (except as noted above), except in case of (i), (iii), (iv) or (v) above, for such conflicts, breaches, defaults, liens, encumbrances, security interests, charges or claims that will not, individually or in the aggregate, result in a Material Adverse Effect.

               (z) Independent Public Accountants. KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

               (aa) Capitalization; Financial Statements. On June 30, 2002, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the entities purported to be shown thereby on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The selected historical and pro forma financial information set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Martin Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. No other financial statements or schedules are required to be included in the Registration Statement.

               (bb) No Material Adverse Change. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities or CFMSLP has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business,
(ii) none of the Partnership Entities or CFMSLP has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) none of the Partnership Entities or CFMSLP is in default under the terms of outstanding debt obligations, (iv) there has not been any change in the capitalization or any material change in the indebtedness of any of the Partnership Entities or CFMSLP (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Partnership Entities or CFMSLP taken as a whole.

               (cc) Prior Sales of Securities. All offers and sales of securities of Marine, Resources, MLP Gas or any of the Partnership Entities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations.

               (dd) NASDAQ Listing. The Units have been approved for inclusion on the NASDAQ National Market under the symbol "MMLP," subject to official notice of issuance of the Units being sold by the Partnership, and upon consummation of the offering contemplated hereby the Partnership will be in compliance with the designation and maintenance criteria applicable to NASDAQ National Market issuers.

               (ee) No Other Offering Material. None of the Martin Parties has distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

               (ff) No Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, none of the Martin Parties has taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

               (gg) Taxes. At each Closing Date, each of the Martin Parties and CFMSLP will have filed all tax returns required to be filed, which returns will be complete and correct in all material respects, and no Martin Party will be in default in the payment of any taxes that are payable pursuant to such returns or any assessments with respect thereto.

               (hh) Transactions with Affiliates. Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Martin Parties or CFMSLP (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Martin Parties, CFMSLP or any of their subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Martin Parties, CFMSLP or any of their subsidiaries on the other hand that is required by the Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

               (ii) Investment Company Act; Public Utility Holding Company Act. None of the Martin Parties or CFMSLP is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" none of them will be, (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

               (jj) Title to Properties. Each of the Partnership Entities and CFMSLP has, or at each Closing Date will have, good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Prospectus, (ii) Permitted Liens, (iii) liens, encumbrances and/or security interests affecting the property of CFMSLP as a result of CFMSLP's credit facility, (iv) applicable securities laws, (v) restrictions set forth in the governing documents of the Partnership Entities or
(vi) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All property (real and personal) held under lease by the Partnership Entities or CFMSLP is held by them under valid, enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect.

               (kk) Permits. Each of the Partnership Entities and CFMSLP has, or at each Closing Date will have, all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect.

               (ll) Internal Controls. The Partnership Entities and CFMSLP maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded amount of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (mm) Environmental Compliance. Except as described in the Prospectus, the Martin Parties (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Martin Parties has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, in regard to any unresolved matter or claim. None of the Martin Parties owns, leases or occupies any property requiring remediation that appears on any list of hazardous sites compiled by any state or local governmental agency. In the ordinary course of its business, each of the Martin Parties conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, each of the Martin Parties has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

               (nn) Lock-Up Agreements. The Martin Parties have procured lock-up agreements, in the form of Exhibit A attached hereto ("Lock-Up Agreements"), from each of the Martin Parties and the executive officers and directors of the General Partner.

               (oo) NASD Affiliations. No officer, director, manager or nominee for any of the foregoing of the Partnership Entities has a direct or indirect affiliation or association with any member of the NASD.

               (pp) Insurance. Each of the Martin Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Martin Parties has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

               (qq) ERISA. Except for the Martin Midstream Partners L.P. Long-Term Incentive Plan (the "Plan"), none of the Partnership Entities is a party to, or has any liability with respect to, any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by them or their "ERISA Affiliates" (as defined below). "ERISA Affiliate" means, with respect to any Partnership Entity, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the "Code") of which such entity is a member. The Plan is in compliance with ERISA and all other applicable state and federal laws. No "reportable event" (as defined in ERISA) has occurred with respect to the Plan. The Plan, if it were to be terminated as of the Closing Date, would not have any "amount of unfunded benefit liabilities" (as defined in ERISA). No Partnership Entity nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, the Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by any Partnership Entity or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

               (rr) Forecast. The financial forecast of combined statements of operations of the Partnership for the 12 months ending September 30, 2003, the notes thereto and the financial forecast of available cash from operating surplus based on such financial forecast that are included in Appendix E to the Registration Statement and the Prospectus were made with a reasonable basis in good faith. All significant assumptions used in the preparation of such financial forecast are accurately disclosed in the Registration Statement and the Prospectus, and such assumptions are, in the opinion of management of the Partnership, reasonable. The calculation of available cash from operating surplus was derived from such financial forecast on a basis consistent with the terms of the Partnership Agreement. Each of the other statements made by the Partnership in the Registration Statement and the Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to cash distributions, was made with a reasonable basis and in good faith.

               (ss) Private Placement. The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Martin Parties has taken or will take any action that would cause the loss of such exemption.

               (tt) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States.

         7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Martin Parties agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Martin Parties' counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(f), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Units and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (v) the fees and expenses associated with including the Units on the NASDAQ National Market; (vi) the cost of preparing certificates representing the Units; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) expenses incurred by the Underwriters in connection with the Directed Unit Program, including counsel fees related directly to the

Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (x) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and
(xi) the transportation, lodging, graphics and other expenses incidental to the Partnership's preparation for and participation in the "roadshow" for the offering contemplated hereby. Except as provided in this Section 7 and in
Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Partnership agrees to reimburse the Underwriters as provided in
Section 5(i).

         8. Indemnification and Contribution. (a) Subject to the limitations in this paragraph below, the Martin Parties agree, jointly and severally, to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except:

               (i) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership by or on behalf of any Underwriter through you, expressly for use in connection therewith, which information consists solely of the information specified in
Section 14 hereof; or

               (ii) with respect to any Preliminary Prospectus, the foregoing indemnity in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of its directors, officers or employees or any person controlling such Underwriter) if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person claiming Damages, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Damages.

This indemnification shall be in addition to any liability that the Martin Parties may otherwise have.

         In addition to their other obligations under this Section 8, the Martin Parties agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Martin Parties herein or failure to perform their respective obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse, in accordance with the provisions of Section 8(c), each Underwriter and each director, officer, employee, agent or controlling person thereof on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Martin Parties to reimburse each Underwriter and each director, officer, employee, agent or controlling person thereof for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter and each director, officer, employee, agent or controlling person thereof shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters or directors, officers, employees, agents or controlling persons thereof within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

         In connection with the offer and sale of the Directed Units, the Martin Parties, jointly and severally, agree, promptly upon a request in writing, to indemnify and hold harmless the Underwriters and the directors, officers, employees, agents and controlling persons thereof from and against any Damages which (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Martin Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than Damages that are:

               (x) finally judicially determined to have resulted directly from the materials prepared by the Underwriters in connection with the Directed Unit Program or from the bad faith, gross negligence or willful misconduct of the Underwriters, or

               (y) the result of the failure of the Underwriters to deliver copies of the Prospectus (including any amended or supplemented Prospectus if the Partnership shall have timely furnished any amendments or supplements thereto) to the person claiming Damages, if such delivery was required by law, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Damages.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Martin Parties and their respective directors and officers who sign the Registration Statement and any person who controls the Martin Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Martin Parties to each Underwriter and the directors, officers, employees, agents and controlling persons thereof, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto.

               In addition to their other obligations under this Section 8, the Underwriters agree, that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of failure to perform their obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse in accordance with the provisions of Section 8(c), each Martin Party and each director, officer, employee, agent or controlling person thereof on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Underwriters to reimburse each Martin Party and each director, officer, employee, agent or controlling person thereof for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Martin Party and each director, officer, employee, agent or controlling person thereof shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Martin Parties or directors, officers, employees, agents or controlling persons thereof within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriters against the Martin Parties under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event fees and expenses of one such separate counsel (plus one local counsel if necessary in the opinion of counsel to the indemnified party) shall be paid by the Martin Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to hold harmless an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Martin Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Martin Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Martin Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Martin Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Martin Parties on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Martin Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in
Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.

         Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8, in accordance with the provisions of Section 8(c), shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Martin Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or director, officer, employee, agent or controlling person thereof, the Martin Parties, their respective directors or officers or any person controlling the Martin Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or director, officer, employee, agent or controlling person thereof, or to the Martin Parties, their respective directors or officers or any person controlling the Martin Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

               (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of Section 8(a) or the second paragraph of Section 8(b), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second paragraph of this
Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the first paragraph of this Section 8.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

               (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

               (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capitalization or any material change in the indebtedness (other than in the ordinary course of business) of the Partnership Entities, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Partnership Entities that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Partnership Entities, (iii) no loss or damage (whether or not insured) to the property of the Partnership Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Partnership Entities or any of their properties, or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement, shall have been instituted or threatened and that would reasonably be expected to result in a Material Adverse Effect and (v) there shall not have been any material change in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Partnership Entities that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

               (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) a written opinion of Baker Botts L.L.P., counsel to the Martin Parties, substantially to the effect that:

                  (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Transaction Documents and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

                  (ii) Each of Martin LLC, the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Transaction Documents and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, in each case in all material respects. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Each of Martin LLC, the General Partner and Operating GP has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

                  (iii) CFMSLP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease and operate its properties to be owned or leased and operated by it at each Closing Date and to conduct its business as presently conducted.

                  (iv) The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (v) The General Partner owns all of the Incentive Distribution Rights, MGS owns 1,543,797 Subordinated Units, Midstream owns 620,644 Subordinated Units and Martin LLC owns 2,088,921 Subordinated Units; all of such Common Units, Subordinated Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner, MGS, Midstream and Martin LLC own their respective Subordinated Units and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, MGS, Midstream or Martin LLC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws, any restrictions set forth in the governing documents of the Partnership Entities and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the Partnership Entities.

                  (vi) The Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

                  (vii) MRMC is the sole member of Martin LLC with a 100% member interest in Martin LLC; such member interest has been duly authorized and validly issued in accordance with the Martin LLC Agreement and is fully paid (to the extent required under the Martin LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MRMC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MRMC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (viii) The Partnership is the sole member of Operating GP with a 100% member interest in Operating GP; such member interest has been duly authorized and validly issued in accordance with the Operating GP Agreement and is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (ix) Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and Operating GP owns such general partner interest free and clear of all liens, encumbrances , security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (x) The Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (xi) Martin LLC is the sole member of the General Partner with a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
         Act); and Martin LLC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Martin LLC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.

                  (xii) At the Closing Date, each of MGM and the Operating Partnership will be a limited partner of CFMSLP with an aggregate 49.5% limited partner interest in CFMSLP; such limited partner interests have been duly authorized and validly issued in accordance with the partnership agreement, as amended, of CFMSLP and are fully paid (to the extent required under the partnership agreement, as amended, of CFMSLP) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and each of MGM and the Operating Partnership will own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGM or the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, applicable securities laws, any restrictions set forth in the governing documents of the Partnership Entities, and any transfer restrictions and buy/sell obligations contained in the governing documents of CFMSLP or its general partner.

                  (xiii) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument listed as an exhibit to the Registration Statement to which any Partnership Entity is a party or by which any of them may be bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity, other than as described in the Prospectus and the Partnership Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase partnership or member interests in any Partnership Entity.

                  (xiv) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) the Subordinated Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Transaction Documents.

                  (xv) This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties.

                  (xvi) Each of the Operative Agreements to which any of the Martin Parties is a party has been duly authorized and validly executed and delivered by the Martin Parties that are parties thereto. Assuming due authorization, execution and delivery by each party other than a Martin Party, each of the Operative Agreements (other than any Operative Agreement governed by law other than Texas law) to which any of the Martin Parties is a party constitutes a valid and legally binding obligation of the Martin Parties that are parties thereto, enforceable against each such party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

                  (xvii) The Mergers of Resources and MLP Gas with and into the Operating Partnership became effective under the Delaware LP Act and the Texas Business Corporation Act, as applicable, on November 1, 2002.

                  (xviii) Pursuant to Section 17-211 of the Delaware LP Act, upon the effectiveness of the Mergers of Resources and MLP Gas with and into the Operating Partnership, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of Resources and MLP Gas, and all property, real, personal and mixed, and all debts due to either of Resources and MLP Gas, as well as all other things and causes of action belonging to each of Resources and MLP Gas, shall be vested in the Operating Partnership, and shall thereafter be the property of the Operating Partnership as they were of each of Resources and MLP Gas, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in either of Resources or MLP Gas shall not revert or be in any way impaired by reason of Section 17-211 of the Delaware LP Act. Pursuant to Article
         5.06 of the Texas Business Corporation Act, all rights, title and interests to all real estate and other property owned by each of Resources and MLP Gas shall be allocated to and vested in the Operating Partnership without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

                  (xix) Each of the Conveyances that purports to transfer right, title or interest to property (i) is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas and to any vessels governed by the United States regulations relating to the documentation of vessels, as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyances of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title, (ii) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas or in relation to vessels, in the National Vessel Documentation Center of the U.S. Coast Guard, in each case to the extent such recordation is required, (iii) upon proper recordation of any deeds included in the Conveyances relating to real properties located in the State of Texas and upon obtaining or making the maritime consents, applications and/or filings to be obtained or made in connection with the transfer of vessels to the Partnership Entities, will constitute record notice to all third parties under the applicable recordation statutes of the State of Texas and the United States regulations relating to the documentation of vessels concerning record title to the real property or vessels, as the case may be, transferred thereby; and (iv) recordation in the office of the County Clerk for each county in which the Partnership Entities own real property is the appropriate public office in the State of Texas for the recordation of deeds and assignments of interests in real property located in such county.

                  (xx) Except as described in the Prospectus, to the knowledge of such counsel, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving any of the Martin Parties, or to which any of the Martin Parties or their properties are subject that are required to be described in the Registration Statement or Prospectus that are not described as required therein.

                  (xxi) None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement or the Operative Agreements by the Martin Parties that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws (or other organizational documents) of any of the Martin Parties, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (iii) violates or will result in any violation of (assuming compliance with all applicable state securities and Blue Sky laws) any applicable Delaware, Texas or federal law or regulation, or any ruling, filing, judgment, injunction, order or decree of any Delaware, Texas or federal court or government agency applicable to the Martin Parties, or (iv) results in or will result in the creation or imposition of any lien, encumbrance, security interest, charge or claim (other than Permitted Liens) upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, encumbrances, security interests, charges or claims, in the case of clauses (ii),
         (iii) or (iv), would individually or in the aggregate, result in a Material Adverse Effect.

                  (xxii) No consent, approval, authorization or other order of, or registration, qualification or filing with, any Delaware, Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any of the Martin Parties for the valid offering, issuance and sale of the Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement or the Operative Agreements by the Martin Parties that are parties hereto or thereto or the consummation by the Martin Parties of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except (i) for such consents required under the Act and the Exchange Act or under state securities or "Blue Sky" laws, as to which such counsel need to express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions or (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxiii) The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

                  (xxiv) The Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement, Prospectus and in the exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

                  (xxv) None of the Partnership Entities is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended, or a "public utility holding company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xxvi) The opinion of Baker Botts L.L.P. that is filed as
         Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely on such opinion as if it were addressed to them.

                  (xxvii) The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Description of Our Credit Facility," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement" accurately describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the caption "Business--Environmental and Regulatory Matters" fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

                  (xxviii) The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the General Partner or any of the Martin Parties pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of the State of Texas.

         In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Martin Parties and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Martin Parties, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other financial, statistical and accounting data included therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other financial, statistical and accounting data included therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) You shall have received on the Closing Date a written opinion of each of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill and Mullis, P.A. and Vickers, Riis, Murray and Curran, L.L.C., counsel to the Martin Parties, substantially to the effect set forth in Exhibit B attached hereto.

                  (e) You shall have received on the Closing Date a written opinion of Cook, Yancey, King & Galloway, a Professional Law Corporation, counsel to the Martin Parties, substantially to the effect set forth in Exhibit C attached hereto.

                  (f) You shall have received on the Closing Date a written opinion of Marquis & Aurbach, counsel to the Martin Parties, substantially to the effect set forth in Exhibit D attached hereto.

                  (g) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Martin Parties and their counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (i) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Incentive Distribution Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (j) The MLP Credit Agreement shall have been duly authorized, executed and delivered by the Partnership, Operating Partnership and Operating GP and each of the other parties thereto.

                  (k) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Martin Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Partnership (or such other officers as are acceptable to you) to the effect set forth in this Section 9(k) and in Sections 9(b), 9(l) and 9(q) hereof and that shall set forth a representation of the Partnership that all of the transactions summarized in the introductory paragraphs of this Agreement have been completed.

                  (l) The Martin Parties shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

                  (m) The Partnership shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                  (n) At or prior to the Closing Date, you shall have received Lock-Up Agreements from each of the Martin Parties and the directors and executive officers of the General Partner not to (except as provided in such Lock-Up Agreement) directly or indirectly (i) sell, offer or contract to sell or otherwise dispose of or transfer any Common Units, whether now owned or acquired after the date of the Prospectus or with respect to which the power of disposition is acquired after the date of the Prospectus, or file any registration statement under the Act with respect to the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Units whether any such swap or transaction is to be settled by delivery of Common Units, in cash or otherwise, before the expiration of 180 days from the Closing Date, without the prior written consent of Raymond James & Associates, Inc.

                  (o) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

                  (p) The NASDAQ National Market shall have approved the Units for inclusion therein, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (q) The consents, applications, filings and releases set forth on Schedule 10(q) shall have been obtained or made, except for such consents
(i)(A) which are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions or (ii) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Affect.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. Any representation made in any certificate executed by an officer of the Partnership shall be deemed to be a representation of the Partnership.

         The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Units.

         If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

         11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the

Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to any of the Martin Parties by notice to the Partnership, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) there shall have occurred any material disruption in commercial banking or securities settlement or clearance services, or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Partnership and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Martin Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Martin Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         14. Information Furnished by the Underwriters. The Martin Parties acknowledge that

         (i) the second to the last paragraph of the cover page of the Prospectus regarding delivery of the Units,

         (ii) the list of the Underwriters and their respective participation in the sale of the Units, and

         (iii) the statements set forth in the third, eighth, ninth, tenth, and eighteenth paragraphs, the last sentence of the eleventh paragraph, and the second sentence of the seventh paragraph, in each case under the caption "Underwriting" in the Prospectus.

constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6.1(a), 6.1(b) and 8 hereof.

         15. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

                  (i)      to the Partnership:

                           Martin Midstream Partners L.P.
                           4200 Stone Road
                           Kilgore, Texas  75662
                           Attention:  Ruben Martin

                           with a copy to:

                           Baker Botts L.L.P.
                           2001 Ross Avenue
                           600 Trammell Crow Center
                           Dallas, Texas  75201
                           Attention:  C. Neel Lemon, III

                  (ii)     to the Underwriters:

                           Raymond James & Associates, Inc.
                           2001 Ross Avenue
                           3550 Trammel Crow Center
                           Dallas, Texas  75201
                           Attention:  Allen D. Lassiter

                           with a copy to:

                           Vinson & Elkins L.L.P.
                           2001 Ross Avenue
                           3700 Trammell Crow Center
                           Dallas, Texas  75201
                           Attention:  Jeffrey A. Chapman
                           and

                           Vinson & Elkins L.L.P.
                           1001 Fannin
                           2300 First City Tower
                           Houston, Texas  77002-6760
                           Attention:  Thomas P. Mason

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Martin Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities of the Martin Parties contained in Section 8 shall also be deemed to be for the benefit of each director, officer, employee and agent of any Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of each director of the General Partner, each officer of the General Partner who has signed the Registration Statement and any person who controls any of the Martin Parties within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         17. Waiver of Jury Trial. The Partnership and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Martin Parties and the several Underwriters.

                                   Very truly yours,

                                   MARTIN RESOURCE MANAGEMENT
                                   CORPORATION


                                   By:    /s/ Ruben S. Martin
                                        Name:  Ruben S. Martin
                                        Title: President


                                   MARTIN RESOURCE LLC

                                   By:    Martin Resource Management
                                          Corporation, as sole member



                                          By:  /s/ Ruben S. Martin
                                              Name:  Ruben S. Martin
                                              Title: President


                                    MARTIN MIDSTREAM GP LLC


                                    By:    /s/ Ruben S. Martin
                                         Name:  Ruben S. Martin
                                         Title: Chief Executive Officer


                                    MARTIN MIDSTREAM PARTNERS L.P.

                                    By:    Martin Midstream GP LLC,
                                           as general partner

                                           By:  /s/ Ruben S. Martin
                                               Name:  Ruben S. Martin
                                               Title: Chief Executive Officer

                                    MARTIN OPERATING GP LLC

                                    By:    Martin Resource LLC,
                                           as sole member

                                           By:   Martin Resource Management
                                                 Corporation, as sole member


                                                 By:   /s/ Ruben S. Martin
                                                     Name:  Ruben S. Martin
                                                     Title: President


                                    MARTIN OPERATING PARTNERSHIP L.P.

                                    By:    Martin Operating GP LLC,
                                           as general partner

                                           By:   Martin Resource LLC, as sole
                                                 member

                                                 By:  Martin Resource Management
                                                      Corporation, as sole
                                                      member


                                                      By:   /s/ Ruben S. Martin
                                                          Name:  Ruben S. Martin
                                                          Title: President


                                     MARTIN GAS MARINE LLC

                                     By:    Martin Resource Management
                                            Corporation, as sole member


                                            By:  /s/ Ruben S. Martin
                                                Name:  Ruben S. Martin
                                                Title: President

                                      MARTIN GAS SALES LLC

                                      By:    Martin Resource Management
                                             Corporation, as sole member



                                             By:  /s/ Ruben S. Martin
                                                 Name:  Ruben S. Martin
                                                 Title: President


                                      MARTIN L.P. GAS, INC.


                                      By:  /s/ Ruben S. Martin
                                          Name:  Ruben S. Martin
                                          Title: President


                                      CF MARTIN SULPHUR HOLDING CORPORATION


                                      By:   /s/ Robert D. Bondurant
                                      Name:  Robert D. Bondurant
                                      Title: Authorized Representative

CONFIRMED as of the date first above
mentioned.

      RAYMOND JAMES & ASSOCIATES, INC.
      A. G. EDWARDS & SONS, INC.
      RBC DAIN RAUSCHER INC.

Acting on behalf of themselves and as the Representatives of the other several
Underwriters named in Schedule I hereto.

By Raymond James & Associates, Inc.


By:  /s/ Allen D. Lassiter
      Authorized Representative

                                   SCHEDULE I

                                                             Number
                Name                                       Firm Shares
                ----                                       -----------
Raymond James & Associates, Inc.                             935,250

A.G. Edwards & Sons, Inc.                                    810,550

RBC Dain Rauscher Inc.                                       748,200

Ferris, Baker Watts, Incorporated                             58,000

Legg Mason Wood Walker, Incorporated                          58,000

McDonald Investments Inc., a KeyCorp Company                  58,000

Morgan Keegan & Company, Inc.                                 58,000

Sanders Morris Harris                                         58,000

Stephens Inc.                                                 58,000

Wedbush Morgan Securities Inc.                                58,000



                                                        ------------
TOTAL:                                                     2,900,000

                                 SCHEDULE 10(Q)

1. The consent required under the lease with the Tampa Port Authority filed as an exhibit to the Registration Statement.

2. Any maritime consents, applications and/or filings obtained or made in connection with the transfer of vessels to the Partnership Entities.

3. Filings with applicable secretaries of state to effect any conversions or mergers contemplated by the Contribution Agreement.

4. Lien filings and lien releases necessary in connection with the MLP Credit Agreement.

5.       All required consents from CF Industries, Inc.

6. All required consents and/or approvals from the lenders referred in the "Use of Proceeds" section of the Prospectus.

                                    EXHIBIT A

                                  _______, 2002

RAYMOND JAMES & ASSOCIATES, INC.
A. G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
As Representatives of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

RE:      MARTIN MIDSTREAM PARTNERS L.P. (THE "PARTNERSHIP") -
         RESTRICTION ON STOCK SALES

Dear Sirs:

         This letter is delivered to you pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by the Martin Parties (as defined in the Underwriting Agreement), including the Partnership, as issuer, Raymond James & Associates, Inc. and the Representatives (the "Representatives") of certain underwriters (the "Underwriters") to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Units of the Partnership (the "Units"), as described in and contemplated by the registration statement of the Partnership on Form S-1, File No. 333-91706 (the "Registration Statement"), as filed with the Securities and Exchange Commission on July 1, 2002 (the "Offering"). Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

         The undersigned recognizes that it is in the best financial interests of the undersigned that the Partnership completes the proposed Offering.

         The undersigned further recognizes that the Units held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Units of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

         Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a "Disposition") any Units, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Units held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the "Lock-Up Units"), pursuant to the Rules and Regulations promulgated under the Act and the Exchange Act for a period commencing on the date hereof and ending 180 days after the date of the Partnership's Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the "Lock-Up Period"), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the registration under the Act the undersigned's sale, transfer or other disposition of any of the Lock-Up Units or other securities of the Martin Parties held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Martin Parties under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Units during the Lock-Up Period, even if such Lock-Up Units would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Units.

         Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1) the Units being offered in the prospectus included in the Registration Statement; or

(2) Units issued by the Partnership under employee incentive plans or upon the exercise of options issued under employee incentive plans.(1)

         It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.

         In furtherance of the foregoing, the Martin Parties and their transfer agents and registrars are hereby authorized to decline to make any transfer of Lock-Up Units if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

                                                     Very truly yours,

                                                     ---------------------------
                                                     [Name]


----------
(1) For the agreement signed by the Partnership, add: (3) Units issued in connection with accretive acquisitions; provided that the recipients of such Units agree to be bound by the restrictions set forth herein.

                                    EXHIBIT B

                         FORM OF LOCAL COUNSEL OPINIONS
                             FOR FLORIDA AND ALABAMA



         In the case of the Closing Date only, each of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., with respect to the State of Florida, and Vickers, Riis, Murray and Curran, L.L.C., with respect to the State of Alabama, shall have furnished to you their written opinions, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (a) The Operating Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [Florida or Alabama, as applicable].

                  (b) The Operating GP has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [Florida or Alabama, as applicable].

                  (c) Each of the Operative Agreements to which MFSI or Midstream is a party has been duly authorized and validly executed and delivered by such party. [Alabama only]

                  (d) Each of the Partnership and the Operating Partnership has all requisite limited partnership power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; each of the General Partner and the Operating GP has all requisite limited liability company power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership), the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Partnership, and unitholders will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware.

                  (e) [Alabama only: The Conversion of MFSI into Midstream was legally sufficient under the laws of the State of Alabama to vest in Midstream the assets of MFSI located in the State of Alabama.] Assuming that the Mergers and the Conversions [Alabama only: , other than the Conversion of MFSI into

         Midstream,] were legally sufficient under applicable Delaware and Texas law to vest in the Operating Partnership, as applicable, the assets of the parties to the Mergers and the Conversions, then the Mergers and the Conversions were legally sufficient under the law of the State of [insert applicable state] to vest, directly or indirectly, in the Operating Partnership, as applicable, the assets of the parties to the Mergers and the Conversions located in the State of [insert applicable state].

                  (f) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Martin Parties or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of [insert applicable state] purported to be conveyed to the Operating Partnership, as applicable, pursuant to the Conveyances, except (A) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [insert applicable state] by the Partnership Entities or (E) as disclosed in the Prospectus.

                  (g) The execution, delivery and performance of the Conveyances relating to the transfer of property in the State of [insert applicable state] has not violated and will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the Martin Parties or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of [insert applicable state] by the Partnership Entities, taken as a whole.

                  (h) Each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state], as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

                  (i) Each of the Conveyances in the form of a deed or real property assignment (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership Entities own property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Martin Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to the Closing Date and provided to you).

         In rendering such opinion, such counsel shall state that (A) Baker Botts L.L.P. and the Martin Parties are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Underwriters and its counsel only in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                                    EXHIBIT C

                              FORM OF LOCAL COUNSEL
                              OPINION FOR LOUISIANA



         In the case of the Closing Date only, Cook, Yancy, King & Galloway, a Professional law corporation, with respect to the State of Louisiana, shall have furnished to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (a) The Operating Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of Louisiana.

                  (b) The Operating GP has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of Louisiana.

                  (c) Each of the Partnership and the Operating Partnership has all requisite limited partnership power and authority under the laws of the State of Louisiana to own or lease its properties and to conduct its business in the State of Louisiana, in each case in all material respects as described or otherwise disclosed in the Prospectus; each of the General Partner and the Operating GP has all requisite limited liability company power and authority under the laws of the State of Louisiana to own or lease its properties and to conduct its business in the State of Louisiana, in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership), the Partnership will not be liable under the laws of the State of Louisiana for the liabilities of the Operating Partnership, and unitholders will not be liable under the laws of the State of Louisiana for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware.

                  (d) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of Louisiana having jurisdiction over the Martin Parties or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the execution, delivery and performance of that certain Product Storage Agreement, by and between Martin Underground Storage, Inc. and the Partnership (the "Product Storage Agreement"), except (A) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Louisiana by the Partnership Entities or (E) as disclosed in the Prospectus.

                  (e) The execution, delivery and performance of the Product Storage Agreement has not violated and will not violate any statute of the State of Louisiana or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Louisiana having jurisdiction over any of the Martin Parties or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of Louisiana by the Partnership Entities, taken as a whole.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Martin Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Louisiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Louisiana (each of which shall be dated as of the date not more than fourteen days prior to the Closing Date and provided to you).

         In rendering such opinion, such counsel shall state that (A) Baker Botts L.L.P. and the Martin Parties are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Underwriters and its counsel only in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                                    EXHIBIT D

                    FORM OF LOCAL COUNSEL OPINION FOR NEVADA



         In the case of the Closing Date only, Marquis & Aurbach shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that the distribution of assets by CFMSHC pursuant to a liquidation proceeding was legally sufficient under the laws of the State of Nevada to vest in each of Marine, MGS and MTI an interest in CFMSLP on the basis of their pro rata interest in CFMSHC.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Martin Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Nevada, excepting therefrom federal laws including but not limited to bankruptcy, municipal and local ordinances and regulations and excepting voidability under the Uniform Fraudulent Transfer Act, codified at Chapter 112 of the Nevada Revised Statutes (D) state that they express no opinion with respect to federal, state or local taxes or tax statutes to which CFMSHC, CFMSLP, or any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

         In rendering such opinion, such counsel shall state that (A) Baker Botts L.L.P. and the Martin Parties are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Underwriters and its counsel only in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                                      D-1